UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
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Exchange Act of 1934
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HIGHLAND DISTRESSED OPPORTUNITIES, INC.

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Highland Distressed Opportunities, Inc.
Announces Special Stockholder Meeting Date of April 9, 2009
DALLAS—(BUSINESS WIRE)—March 31, 2009—Highland Distressed Opportunities, Inc. (the “Company”) (NYSE: HCD) today announced that a Special Meeting of Stockholders will occur on April 9, 2009, at 8:00 a.m. Central Time, at The Westin Galleria, Austin I Conference Room, 13340 Dallas Parkway, Dallas, TX 75240. Stockholders are being asked to vote on an Agreement and Plan of Merger and Liquidation, which provides for the proposed reorganization of the Company into Highland Credit Strategies Fund, as further described in the proxy statement mailed to stockholders.
The Company encourages all stockholders to cast their votes as described in the proxy materials by touch-tone telephone, by fax, or by mail by dating, signing and returning the proxy card.

About Highland Distressed Opportunities, Inc.
Highland Distressed Opportunities, Inc. (the “Company”, “we,” “us” and “our”) is a non-diversified closed-end company that has elected to be regulated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is total return generated by both capital appreciation and current income. We intend to invest primarily in financially-troubled or distressed companies that are either middle-market companies or unlisted companies by investing in senior secured debt, mezzanine debt and unsecured debt, each of which may include an equity component, and in equity investments. Generally, distressed companies are those that (i) are facing financial or other difficulties and (ii) are or have been operating under the provisions of the U.S. Bankruptcy Code or other similar laws or, in the near future, may become subject to such provisions or otherwise be involved in a restructuring of their capital structure.
This press release may contain forward-looking statements describing the Company’s future plans and objectives. These forward-looking statements, as well as future oral and written statements by the management of the Company, are subject to various risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, or changes in the conditions of the industries in which we invest, and other factors enumerated in our filings with the Securities and Exchange Commission (“SEC”).
We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “could,” “estimates,” “potential,” “continue,” “target,” or the negative of these terms or other similar expressions to identify forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, unless required by applicable law.
Persons considering an investment in the Company should consider the investment objective, risks, and charges and expenses of the Company carefully before investing. Such information and other information about the Company will be available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and current reports on Form 8-K. Such materials are filed with the SEC and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing.
Shareholder Services: hfinfo@hcmlp.com, (877) 247-1888